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                                  EXHIBIT 23.1
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 25, 1996 included in Alaska Air Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Seattle, Washington
July 31, 1996